SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
                                             Commission Only (as permitted
                                             by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             Valley National Bancorp
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]    No fee required.

   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

   (2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

   (4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

   (5)    Total fee paid:

--------------------------------------------------------------------------------

   [_]    Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                             VALLEY NATIONAL BANCORP
                                1455 Valley Road
                             Wayne, New Jersey 07474

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       To Be Held Wednesday, April 7, 1999

     Notice is hereby given that the Annual Meeting of Shareholders of Valley National Bancorp (the "Corporation") will be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 7, 1999 at 3:00 p.m. for the purpose of considering and voting upon the following matters:

     1. The election of the 19 persons named in the accompanying Proxy Statement to serve as directors of the Corporation for the ensuing year.

     2. Approval of the Valley National Bancorp 1999 Long-Term Stock Incentive Plan, which generally provides the Board of Directors or a Committee comprised of two or more non-employee directors of the Corporation with authority to issue or grant to officers and key employees of the Corporation incentive stock options, non-qualified stock options, restricted stock, and/or stock appreciation rights for up to a maximum of 2,500,000 shares, with a maximum of 250,000 shares or options to be issued to any one officer or employee.

     3. Such other business as shall properly come before the Annual Meeting.

     Shareholders of record at the close of business on February 12, 1999 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the Annual Meeting, it is suggested that the enclosed proxy be executed and returned to the Corporation. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Corporation a later dated proxy or by delivering a written notice of revocation to the Corporation prior to or at the Annual Meeting.


                                    By Order of the Board of Directors



                                    Gerald H. Lipkin
                                    Chairman, President and
                                    Chief Executive Officer



March 1, 1999

                             VALLEY NATIONAL BANCORP
                                1455 Valley Road
                             Wayne, New Jersey 07474



                                 PROXY STATEMENT
                               Dated March 1, 1999



                       GENERAL PROXY STATEMENT INFORMATION


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Valley National Bancorp (the "Corporation") of proxies for use at the Annual Meeting of Shareholders of the Corporation to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Wednesday,
April 7, 1999 at 3:00 p.m. local time. This Proxy Statement is first being mailed to shareholders on approximately March 1, 1999.

Outstanding Securities and Voting Rights

     The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is February 12, 1999. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting.

     On the record date 55,291,213 shares of common stock, no par value, were outstanding and are eligible to be voted at the Annual Meeting. Each share of stock is entitled to one vote.

     All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the election of the 19 nominees for director who are named in this Proxy Statement and in favor of the 1999 Long-Term Stock Incentive Plan unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion unless the shareholder otherwise specifies in the proxy.

     At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Corporation's certificate of incorporation and bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. At the Annual Meeting, a plurality of the shares voted is required to elect a director and a majority of votes cast to approve the proposed 1999 Long-Term Stock Incentive Plan. Where state law or the Corporation's certificate of incorporation or bylaws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes.

Revocability of Proxies

     Any shareholder submitting a proxy has the right to attend and vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by delivery to the Corporation prior to the Annual Meeting of a later dated proxy or by delivery of a written revocation to Alan D. Eskow, Secretary of the Corporation, at the administrative headquarters of the Corporation, 1455 Valley Road, Wayne, New Jersey 07474, if it is received prior to the Annual Meeting. A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or a written notice of such revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

Solicitation of Proxies

     This proxy solicitation is being made by the Board of Directors of the Corporation and the cost of the solicitation will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, directors and employees of the Corporation who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Corporation will reimburse such persons for their reasonable expenses incurred in that connection.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

                              DIRECTOR INFORMATION

     The Corporation's by-laws authorize a minimum of 5 and a maximum of 25 directors, but leave the exact number to be fixed by the Board of Directors. The Board has fixed the number of directors at 19.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the 19 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such substitute nominees as are selected by the Board of Directors unless the Board has reduced its membership prior to the Annual Meeting. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

     Each candidate for director has been nominated to serve a one-year term until the year 2000 Annual Meeting of the Corporation and thereafter until his successor shall have been duly elected and shall have qualified. The following table sets forth the names and ages of the Board's nominees for election, the nominees' position with the Corporation (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of the Corporation. The nominee's prior service as a director includes prior service as a director of Valley National Bank (the "Bank") prior to the formation of the holding company.

         Name, Age and Position With                   Principal Occupations During                     Director
               the Corporation                                Past Five Years                             Since
            --------------------                             ----------------                            -------
Andrew B. Abramson, 45....................     President and Chief Executive Officer, The Value            1994
                                               Group, Inc. (real estate development and property
                                               management firm)

Pamela Bronander, 42......................     Executive Vice President, Scandia Packaging Machinery       1993
                                               Co. (designs & builds packaging machinery)

Joseph Coccia, Jr., 69....................     President of Cocci Development (builder and                 1986
                                               investor); former principal of Coccia Realty, Inc.
                                               (real estate brokers)

Harold P. Cook, III, 44 ..................     Partner in the law firm of Cook & Rumana (formerly          1998
                                               Cook & DeLuccia). Former Chairman and Chief
                                               Executive Officer of Wayne Bancorp, Inc. and Chairman
                                               of Wayne Savings Bank, F.S.B.

Austin C. Drukker, 65.....................     President, Press Publications, Inc. (newspaper);            1973
                                               adjunct professor, Montclair State College; President
                                               Albert Payson Terhune Foundation, formerly
                                               President-Publisher, The Herald-News (newspaper)

Willard L. Hedden, 71.....................     Retired, formerly Executive Vice President, Spartan         1995
                                               Oil Co. (fuel oil company)

         Name, Age and Position With                   Principal Occupations During                     Director
               the Corporation                                Past Five Years                             Since
            --------------------                             ----------------                            -------
Graham O. Jones, 54.......................      Attorney, Jones & Jones; Retired, formerly President        1997
                                                of Hoke, Inc., its affiliates and subsidiaries
                                                (manufacturer of precision fluid control products)

Walter H. Jones, III, 56..................      Retired, formerly Chairman of the Board of Hoke,            1997
                                                Inc., its affiliates and subsidiaries (manufacturer
                                                of precision fluid control products)

Gerald Korde, 55..........................      President, Birch Lumber Company, Inc. (wholesale and        1989
                                                retail lumber distribution company)

Gerald H. Lipkin, 58......................      Chairman and Chief Executive Officer of the                 1986
  Chairman, President and Chief Executive       Corporation and the Bank
   Officer
Joleen Martin, 66.........................      President , C.P. Test Services, Inc. (valve and curb        1995
                                                box manufacturing company)

Robert E. McEntee, 66.....................      Management Consultant; formerly, President, Russ            1979
                                                Berrie and Company, Inc. (marketer of gift items)

Sam P. Pinyuh, 66.........................      Retired, formerly Executive Vice President of the           1990
                                                Corporation and the Bank

Robert Rachesky, 70.......................      Consultant, Fujicolor Photo Services, Inc. (photo           1982
                                                developing and supply company)

Barnett Rukin, 58.........................      Chairman and Chief Executive Officer, Hudson Transit        1991
                                                Lines, Inc. (operator of Short Line Bus Company)

Peter Southway, 64........................      Vice Chairman of the Corporation and the Bank;              1978
  Vice Chairman                                 formerly President and Chief Operating Officer of the
                                                Corporation and the Bank

Richard F. Tice, 69.......................      Partner, Tice Farms (farming and real estate)               1982

Leonard Vorcheimer, 56....................      Principal, L.J.V. Enterprises (investment concern)          1992

Joseph L. Vozza, 69.......................      President, Joseph L. Vozza Administrative Services,         1982
                                                Inc. (insurance consultant/administrator); formerly
                                                President, Joseph L. Vozza Agency, Inc. (insurance
                                                broker); and former President, Public Entity Risk
                                                Management Administration Corp. (administrator of
                                                self insurance pools for public entities)

     Peter Southway is the father of Peter John Southway. Both are executive officers of the Corporation and the Bank.

Committees of the Board of Directors

     The Board of Directors of the Corporation held 13 meetings during 1998. All the directors of the Corporation also serve as directors of the Bank.

     The Corporation has a standing Audit and Examining Committee. The Audit and Examining Committee reviews significant audit and accounting principles, policies and practices, meets with the internal auditors of the Bank, reviews the report of the annual examination of the Corporation conducted by the outside auditors, and reviews examination reports and other reports of federal regulatory agencies. The Audit and Examining Committee consists of the following directors: Messrs. Rachesky (Chairman), Drukker, Korde, McEntee, Tice, Vorcheimer, and Ms. Bronander. The Committee met five times during 1998.

     The Corporation has a standing Personnel and Compensation Committee. The Personnel and Compensation Committee (the "Committee") sets general compensation levels for all officers and employees and sets specific compensation for executive officers. The Committee also administers the Long-Term Incentive Plan and makes awards thereunder. The Committee, which met six times in 1998, consists of Messrs. McEntee (Chairman), Abramson, Drukker, G. Jones, Korde, Rachesky and Tice.

     The Corporation has a standing Nominating and Governance Committee. The Nominating and Governance Committee is responsible for nominating directors to serve on the board of directors of the Corporation and the Bank. The Nominating and Governance Committee consists of Messrs. Drukker (Chairman), Abramson, Coccia, Korde, Lipkin, McEntee, Rachesky and Vozza. The Nominating and Governance Committee met one time during 1998. The Nominating and Governance Committee has not established specific procedures for receiving recommendations from shareholders for nominees for election to the Board of Directors, but will consider such recommendations brought to the attention of the committee.

     During 1998 each director attended at least 75% or more of the meetings of the Board of Directors of the Corporation and of each committee of the Board on which he or she served.


                          STOCK OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Corporation's common stock, no par value, as of December 31, 1998, by each director, by each executive officer of the Corporation for whom individual information is required to be set forth in this Proxy Statement (the "Named Officers") under rules of the Securities and Exchange Commission (the "SEC"), and by directors and all executive officers as a group. The Corporation knows of no person or group which beneficially owns 5% or more of the Corporation's common stock.

                                                                           Number of Shares       Percent of
                        Name of Beneficial Owner                         Beneficially Owned(1)     Class(2)
                        ------------------------                         ----------------------   ----------
Directors and Named Officers:
Andrew B. Abramson...................................................           114,554(3)           0.20%
Pamela Bronander.....................................................            16,050(4)           0.03
Joseph Coccia, Jr....................................................           241,258(5)           0.43
Harold P. Cook, III..................................................            28,839(6)           0.05
Peter Crocitto.......................................................            46,843(7)           0.08
Austin C. Drukker....................................................           104,333(8)           0.19

                                                                           Number of Shares       Percent of
                        Name of Beneficial Owner                         Beneficially Owned(1)     Class(2)
                        ------------------------                         ----------------------   ----------
Directors and Named Officers:
Willard L. Hedden....................................................            51,607(9)           0.09
Graham O. Jones......................................................           679,837              1.21
Walter H. Jones, III.................................................           679,837              1.21
Gerald Korde.........................................................           933,354(10)          1.66
Gerald H. Lipkin.....................................................           298,813(11)          0.53
Joleen Martin........................................................           114,241(12)          0.20
Robert E. McEntee....................................................            51,612(13)          0.09
Robert Meyer.........................................................           210,395(14)          0.38
Sam P. Pinyuh........................................................            73,231(15)          0.13
Robert Rachesky......................................................           236,218(16)          0.42
Barnett Rukin........................................................            23,530(17)          0.04
Peter Southway.......................................................           225,939(18)          0.40
Peter John Southway..................................................            60,257(19)          0.11
Richard F. Tice......................................................           170,139(20)          0.30
Leonard Vorcheimer...................................................            36,393(21)          0.06
Joseph L. Vozza......................................................            39,911(22)          0.07
Directors and Executive Officers as a group (31 persons).............         4,618,071(23)          8.23


----------
NOTES:

(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2) The number of shares of common stock used in calculating the percentage of the class owned includes 55,266,325 shares of common stock outstanding as of December 31, 1998, and 818,779 shares purchasable pursuant to options exercisable within 60 days of December 31, 1998.

(3) This total includes 2,743 shares held by Mr. Abramson's wife, 6,449 shares held by his wife in trust for his children, and 12,007 shares held by a family trust for which Mr. Abramson is trustee, 3,838 shares held by a family foundation and 50,855 shares held by a trust in which Mr. Abramson is a trustee.

(4) This total includes 854 shares held in custody for children, 536 shares held in a trust and 10,944 shares held in an estate for which Ms. Bronander is one of three executors.

(5) This total includes 219,519 shares held by Mr. Coccia jointly with his wife, 14,478 shares held by a family foundation and 7,261 shares held by his wife.

(6) This total includes 770 shares for Mr. Cook's daughter, 550 shares held by Mr. Cook's wife with a relative, 3,300 shares held for Mr. Cook's mother for whom Mr. Cook holds power of attorney, 356 shares held as Mr. Cook's share of a partnership, 2,944 restricted shares, and 3,681 shares purchasable pursuant to options exercisable within 60 days, but not the 5,522 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1998.

(7) This total includes 73 shares held by Mr. Crocitto's wife, 1,272 shares held by Mr. Crocitto as custodian for his children, 9,030 restricted shares, and 15,749 shares purchasable pursuant to stock options exercisable within 60 days, but not the 29,241 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1998.

(8) This total includes 2,249 shares held by Mr. Drukker's wife, 18,007 shares held by a trust for which Mr. Drukker is a trustee and of which he is a beneficiary, 1,138 shares in trust for his children and 4,421 shares held by a family foundation.

(9)  This total includes 3,520 shares in the name of Mr. Hedden's wife.

(10) This total includes 141,150 shares held in the name of Mr. Korde's wife, 29,193 shares held jointly with his wife, 296,202 shares held by his wife as custodian for his children, 133,804 shares held by a trust for which Mr. Korde is a trustee and 91,123 shares held by a profit sharing plan which Mr. Korde controls.

(11) This total includes 43,016 shares held in the name of Mr. Lipkin's wife, 70 shares held jointly with his wife, 4,412 shares held jointly with his brother, 6,877 shares held by self-directed IRA plans in which Mr. Lipkin and his wife are beneficiaries and 8,801 shares held by a family foundation. This total also includes Mr. Lipkin's 20,120 restricted shares and 92,718 shares purchasable pursuant to options exercisable within 60 days, but not the 39,420 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1998.

(12) This total includes 54,544 shares held by Ms. Martin jointly with her husband and 12,840 shares held by her husband.

(13) This total includes 625 shares held in the name of Mr. McEntee's wife, 47,648 shares held jointly with his wife and 3,339 shares held by Mr. McEntee in a self-directed Keogh plan.

(14) This total includes Mr. Meyer's 6,000 restricted shares and 199,375 shares purchasable pursuant to options exercisable within 60 days but not the 20,000 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1998.

(15) This total includes 15,821 shares held jointly with Mr. Pinyuh's wife, and 3,917 shares held in a family foundation.

(16) This total includes 17,187 shares held by a self-directed IRA plan, 19,819 shares held in a self-directed IRA by his wife and 199,212 shares held by an annuity trust for which Mr. Rachesky is co-trustee.

(17) This total includes 8,047 shares held by Mr. Rukin's wife as custodian and Mr. Rukin, as trustee, in various accounts for their children, 2,403 shares held by a private foundation of which Mr. Rukin is an officer and 1,378 shares for a pension in which Mr. Rukin is a trustee.

(18) This total includes 10,795 shares held in the name of Mr. Southway's wife, 6,937 shares held in a family foundation and 3,388 shares held in self directed IRA plans. This total also includes Mr. Southway's 14,084 restricted shares and 64,175 shares purchasable pursuant to options exercisable within 60 days, but not the 26,281 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1998.

(19) This total includes 852 shares held by Mr. Peter John Southway as custodian for his children, 9,582 restricted shares and 35,443 shares purchasable pursuant to stock options exercisable within 60 days, but not the 29,530 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1998.

(20) This total includes 53,090 shares held jointly with Mr. Tice's wife and 31,832 shares owned by a partnership of which Mr. Tice is a general partner.

(21) This total includes 2,500 shares held by a family trust.

(22) This total includes 2,243 shares held by Mr. Vozza's wife and 4,015 shares held by a family foundation.

(23) This total includes 180,880 shares owned by nine executive officers who are not directors or Named Officers, which total includes 20,841 restricted shares and 76,473 shares purchasable pursuant to options exercisable within 60 days. The total does not include shares held by the Bank's trust department.

                             EXECUTIVE COMPENSATION

General

     Executive compensation is described below in the tabular format mandated by the SEC. The letters in parentheses under each column heading are the letters designated by the SEC for such columns, and are provided to make inter-company comparisons easier. The absence of any column designated by the SEC means that no compensation was paid or earned which would be required to be described in such column. All share amounts have been re-stated to give effect to stock splits and stock dividends.

Summary Compensation Table

     The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Corporation and its subsidiaries with respect to the Named Officers.

                           SUMMARY COMPENSATION TABLE

                                                                             Long Term
                                         Annual Compensation            Compensation Awards
                                         -------------------            -------------------
             (a)                  (b)        (c)          (d)          (f)             (g)                (i)
                                                                    Restricted      Securities
                                                                      Stock         Underlying         All Other
      Name and Principal                                            Awards(s)        Options/        Compensation
          Position               Year     Salary($)    Bonus($)       (1)($)      SARs(2)(6)(#)          (3)($)
          ---------              ----     ---------    --------     ---------     -------------        --------
Gerald H. Lipkin,............    1998      480,000      425,000      186,313         18,749            35,078
Chairman, President and          1997      465,000      420,000      135,000         19,688            34,750
CEO of the Corporation           1996      435,000      350,000      123,125         20,670            29,750
and the Bank

Peter Southway,(4)...........    1998      260,000      200,000      130,419         12,499             9,600
Vice Chairman of the             1997      250,000      200,000       94,500         13,125             9,500
Corporation and the Bank         1996      298,077      170,000       86,188         13,781             3,853


Robert Meyer, (5)............    1998      230,000       90,000       81,562         10,000             9,600
Executive Vice President of      1997      220,000       75,000       99,375         12,500             7,671
the Corporation and the Bank

Peter John Southway,.........    1998      230,000       90,000       81,562         10,000             8,000
Executive Vice President of      1997      210,000       75,000       99,375         12,500             9,500
the Corporation and the Bank     1996      175,000       50,000       77,625          9,842             4,173


Peter Crocitto,..............    1998      230,000       90,000       81,562         10,000             9,600
Executive Vice President of      1997      200,000       75,000       99,375         12,500             9,500
the Corporation and the Bank     1996      155,000       50,000       77,625          9,842             3,875

----------

NOTES

(1) As required by the SEC rules, the dollar amounts set forth in the columns are based upon values as of the date of the grants. The dollar amounts set forth below in this footnote are based on values as of December 31, 1998. All restrictions on restricted stock awards lapse at the rate of 20% per year commencing with the first anniversary from the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The restricted stock awards are made pursuant to the Valley National Bancorp Long-Term Stock Incentive Plan (the "LTIP"). Upon a "change in control" as defined in the LTIP, all restrictions on shares of restricted stock will lapse and all options will vest in full.

     For Mr. Lipkin, the column represents awards of 6,250 shares in 1998, 6,562 shares in 1997 and 6,890 shares in 1996. As of December 31, 1998, Mr. Lipkin held an aggregate of 20,120 shares of restricted stock with a value of $567,133. For Mr. Peter Southway, the column represents awards of 4,375 shares in 1998, 4,593 shares in 1997, and 4,823 shares in 1996. As of December 31, 1998, Mr. Peter Southway held an aggregate of 14,084 shares of restricted stock with a value of $396,993. For Mr. Meyer, the column represents awards of 3,000 shares in 1998 and 3,750 shares in 1997. As of December 31, 1998, Mr. Meyer held an aggregate of 6,000 shares of restricted stock with a value of $169,125. For Mr. Peter John Southway, the column represents awards of 3,000 shares in 1998, 3,750 shares in 1997, and 3,937 shares in 1996. As of December 31, 1998, Mr. Peter John Southway held an aggregate of 9,582 shares of restricted stock with a value of $270,093. For Mr. Crocitto, the column represents awards of 3,000 shares in 1998, 3,750 shares in 1997, and 3,937 shares in 1996. As of December 31, 1998, Mr. Crocitto held an aggregate of 9,030 shares of restricted stock with a value of $254,533.

(2) The amounts listed represent options granted to the Named Officers in the form of qualified incentive stock options or nonqualified stock options (but in either event granted at the fair market value on the date of grant). All the options vest at the rate of 20% per year commencing with the first anniversary except as specified otherwise below. Upon a "change in control" as defined in the LTIP, all options become immediately and fully exercisable. For 1998, 6,250 of the options granted to Mr. Lipkin and 4,125 of the options granted to Mr. Peter Southway had tandem stock appreciation rights ("SARs"). For 1997, 6,563 of the options granted to Mr. Lipkin and 4,331 of the options granted to Mr. Peter Southway had tandem stock appreciation rights SARs. For 1996, 6,891 of the options granted to Mr. Lipkin and 4,589 of the options granted to Mr. Peter Southway had tandem SARs. As to those options/SARs, the executive will have the choice of exercising the option for stock or obtaining the cash value of the option on the exercise date.

(3) All amounts shown in this column reflect employer contributions to a 401(k) plan on behalf of the respective Named Officer, except that $25,250 of the amount shown for Mr. Lipkin in 1998, 1997 and 1996 represents the cost to the Corporation of Mr. Lipkin's $1,000,000 split dollar life insurance plan.

(4) In May, 1996, Mr. Southway requested and was granted a modification to his work schedule and his compensation was adjusted to reflect his reduction in duties.

(5) Mr. Meyer joined Valley effective February 28, 1997; his 1997 salary is shown on an annualized basis.

(6) Stock options/SARS and stock awards have been restated for stock dividends and stock splits.

Option Grants in 1998

     The following table shows the options granted to Named Officers in 1998, and their potential value at the end of the option term, assuming certain levels of appreciation of the Corporation's common stock. As noted in footnote (2) to the preceding table, certain options have been granted in tandem with SARs.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                Potential Realizable
                                                                                                  Value at Assumed
                                                                                                   Annual Rates of
                                                                                                     Stock Price
                                                                                                  Appreciation for
                                    Individual Grants                                              Option Term (1)
--------------------------------------------------------------------------------------         ----------------------
           (a)                   (b)              (c)            (d)            (e)                (f)         (g)
                                               Percent of
                              Number of          Total
                             Securities       Options/SARs    Exercise
                             Underlying        Granted to     or Base
                            Options/SARs     Employees in      Price        Expiration
          Name              Granted (#)       Fiscal Year      ($/Sh)          Date               5%($)      10%($)
          ----              ------------      -----------      -------       ---------           -------     ------
Gerald H. Lipkin............ 18,749 (2)           7.7%          29.81        2/09/2008           351,494     890,755
Peter Southway.............. 12,499 (2)           5.1%          29.81        2/09/2008           234,323     593,821
Robert Meyer................ 10,000 (2)           4.1%         27.1875      10/23/2008           170,981     433,299
Peter John Southway......... 10,000 (2)           4.1%         27.1875      10/23/2008           170,981     433,299
Peter Crocitto.............. 10,000 (2)           4.1%         27.1875      10/23/2008           170,981     433,299

----------

NOTES

(1) The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's common stock price. Based upon 55,266,325 common shares outstanding as of December 31, 1998, all shareholders as a group would receive future appreciation of $979,704,336 with 5% growth, and $2,482,763,139 with 10% growth, over a
     10-year period.

(2) These options become exercisable at the rate of 20% per year beginning February 9, 1999 as to Messrs. Lipkin and Southway and October 23, 1999 as to Robert Meyer, Peter John Southway and Peter Crocitto. The options accelerate in the event of a change in control, as defined in the LTIP.

Aggregated Option Exercises in 1998 and Year-End Option Values

     The following table shows the options exercised by Named Officers in 1998, the number of options/SARs remaining unexercised at year-end, and the value of unexercised in-the-money options/SARs at year end.

                       AGGREGATED OPTION/SAR EXERCISES IN
                  LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                             Number of Securities          Value of Unexercised
                                                           Underlying Unexercised        In-the-Money Options/SARs
                               Shares                     Options/SARs at FY-End (#)           at FY-End ($)
                            Acquired on      Value
           Name             Exercise (#)   Realized ($)    Exercisable/Unexercisable     Exercisable/Unexercisable
           ----             ------------   ------------    -------------------------     -------------------------
           (a)                  (b)             (c)                 (d)                           (e)
Gerald H. Lipkin............    6,266        115,670           71,780/60,358                842,471/384,726
Peter Southway..............    4,721         87,150           50,220/40,236                614,145/256,513
Robert Meyer................        0              0          199,375/20,000                4,144,008/26,875
Peter John Southway.........        0              0           35,443/29,530                494,343/115,747
Peter Crocitto..............    1,751         26,532           15,749/29,241                142,622/113,038

Pension Plans

     Bank Pension Plan. The Bank maintains a non-contributory, defined benefit pension plan (the "Pension Plan") for all eligible employees. The annual retirement benefit under the Pension Plan is (i) 0.85 of 1% of the employee's average final compensation up to the employee's average social security wage base plus (ii) 1.15% of the employee's average final compensation in excess of the employee's average social security wage base, (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the Pension Plan on December 31, 1988, are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee's "average final compensation" is the employee's highest 5 year average of the employee's annual salary (excluding bonuses, overtime pay and other special pay), i.e., the amount listed as "Salary" in the Summary Compensation Table, subject to an annual compensation limit of $160,000, received during the last 10 years of employment.

     The following table shows the estimated annual retirement benefits from the pension plan, assuming retirement at age 65 and a straight life annuity benefit, for the compensation levels and years of credited service shown.


                               PENSION PLAN TABLE

                                                     Years of Credited Service
                                    -------------------------------------------------------------
Average Final Compensation             15           20           25          30            35
--------------------------             --           --           --          --            --
$  25,000...................           $3,188       $4,250      $5,313      $6,375        $7,438
$  50,000...................           $7,224       $9,632     $12,040     $14,448       $16,857
$ 100,000...................          $15,849      $21,132     $26,415     $31,698       $36,982
$ 150,000...................          $24,474      $32,632     $40,790     $48,948       $57,107
$ 160,000 and higher........          $25,164      $33,552     $41,940     $50,328       $58,717

----------

NOTES:

1. Amounts shown reflect the $160,000 limit on compensation and the $130,000 maximum benefit payable and represent the benefits that could be paid from the qualified trust during 1998. These limits are subject to annual cost of living increases.

2.   An employee may receive  benefits  greater than those shown in the table if
     (a) his accrued benefit as of December 31, 1988 under the terms of the pre-1989 Plan is higher, (b) his accrued benefit as of December 31, 1993 (based on the compensation limits in effect before 1994) is higher, or (c) he is a participant in the Benefit Equalization Plan, an unfunded arrangement which provides benefits to a select group of highly compensated officers, and which is described below.

     Benefit Equalization Plan. Effective January 1, 1989, the Bank adopted a Benefit Equalization Plan which provides retirement benefits in excess of the amounts payable from the Pension Plan for certain highly compensated officers. Benefits are determined as follows: (a) the benefit calculated under the Pension Plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified deferred benefit plan, minus (b) the individual's Pension Plan benefit. In general, officers of the Corporation who are members of the Pension Plan and who receive annual compensation in excess of $145,000 are eligible to participate in the Benefit Equalization Plan. The Personnel and Compensation Committee of the Board of Directors has the authority to determine, in its discretion, which eligible officers will participate in the Benefit Equalization Plan. Effective January 1, 1989, Gerald Lipkin and Peter Southway became participants in the Benefit Equalization Plan. Effective January 1, 1996, Peter John Southway and Peter Crocitto became participants in the Benefit Equalization Plan. No other officers presently participate.

The following table shows the estimated annual retirement benefits from the Benefit Equalization Plan and qualified Pension Plan combined, assuming retirement at age 65 in 1998 and a straight life annuity benefit, for the compensation levels and years of credited service shown. The chart is calculated using the average social security wage base and social security benefits in effect during 1998.

                                                                Years of Credited Service
                                         -----------------------------------------------------------------------------
Average Final Compensation                 15            20            25            30            35            40
--------------------------                 --            --            --            --            --            --
$150,000....................             $25,927       $34,570       $43,212       $51,854       $60,497       $69,139
$200,000....................             $35,302       $47,070       $58,837       $70,604       $82,372       $94,139
$250,000....................             $44,677       $59,570       $74,462       $89,354      $104,247      $119,139
$300,000....................             $54,052       $72,070       $90,087      $108,104      $126,122      $144,139
$350,000....................             $63,427       $84,570      $105,712      $126,854      $147,997      $169,139
$400,000....................             $72,802       $97,070      $121,337      $145,604      $169,872      $194,139
$450,000....................             $82,177      $109,570      $136,962      $164,354      $191,747      $219,139
$500,000....................             $91,552      $122,070      $152,587      $183,104      $213,622      $244,139

     Gerald Lipkin, Peter Southway, Peter John Southway and Peter Crocitto have approximately 23, 39, 20 and 22 years of credited service, respectively, under the Pension Plan (and with respect to the Benefit Equalization Plan for those officers who participate in it) as of January 1, 1998, and, at age 65, would have 30.1, 41.3, 47.1 and 45 years of credited service, respectively. (However, the maximum currently is 40 years of credited service.) In 1998 the following persons received the compensation shown below for purposes of determining their retirement benefits under the Pension Plan (and with respect to the Benefit Equalization Plan for those officers who participate in it): Gerald Lipkin $480,000; Peter Southway $260,000; Peter John Southway $230,000; and Peter Crocitto $230,000. Pursuant to an agreement, effective May 8, 1996, the Corporation and the Bank guaranteed Peter Southway a minimum pension, expressed as a joint and survivor annuity of $164,036 if he retired after age 65. Pursuant to an agreement dated August 17, 1994, commencing at age 57, a minimum retirement benefit of $150,000 per year is provided to Mr. Lipkin in the form of a joint and two-thirds survivor annuity which would pay Mr. Lipkin $150,000 per year and his wife $100,000 per year in the event of Mr. Lipkin's death. Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts.

Employment Contracts and Termination of Employment and Change of Control Arrangements

     On August 17, 1994, the Corporation and the Bank entered into severance agreements (the "Severance Agreements"), with Gerald Lipkin and Peter Southway and as of January 1, 1998 the Corporation and Bank entered into Severance Agreements with Robert Meyer, Peter John Southway and Peter Crocitto. The
Severance Agreements provide that in the event the Executive is terminated without cause, he will be entitled to a lump sum payment equal to 12 months of his annual salary at the time of termination, plus a fraction of the bonus paid to the Executive in the previous year, where such fraction is the number of months of the current year during which the Executive served before being terminated, divided by 12. Mr. Lipkin and Mr. Southway also receive health and dental benefits through age 65. Mr. Meyer, Mr. Peter John Southway and Mr. Crocitto receive health, dental benefits, and life insurance and disability plan continuance for three years. Pursuant to the agreement effective May 8, 1996, the Corporation amended Mr. Southway's Severance Agreement to use $375,000 as the applicable annual base salary regardless of the base salary actually paid to him. With respect to Mr. Lipkin, his Severance Agreement provides additional payments in the event of his death or disability.

     As of January 1, 1999, the Corporation and the Bank entered into amended and restated change-in-control agreements with Gerald Lipkin, Peter Southway, Peter John Southway, Peter Crocitto and Robert Meyer. The change-in-control agreements generally provide employment protection to the covered Executives for a three-year period following any change-of-control (as defined in the Agreement). If the Executive is terminated without cause, or if he resigns for good reason (as defined) the Executive receives a lump sum equal to 3 times the highest annual compensation paid to the Executive during any calendar year in the three calendar years immediately preceding the change-in-control, plus three years of extra service credited under the Benefit Equalization Plan if the Executive is a participant in the Benefit Equalization Plan, and continuation of the Executive's health, hospitalization and medical insurance for a three year period. Payment and the duration of benefits are proportionately reduced as the Executive reaches his normal retirement age (age 67 for Peter Southway and ages 65 for the other Executives). The change-in-control payments and benefits to the Executive will be increased by the amount of the excise tax (and related income and payroll taxes on such amounts) imposed upon all "excess parachute payments" under the Internal Revenue Code of 1986 (the "Code") so that the Executive will be entitled to retain the benefit of these promised payments and benefits without reduction by the excise tax. Excess parachute payments exist when "parachute payments" (i.e., all payments and benefits contingent on a change in control) exceed 3 times the employee's average taxable compensation over the last 5 calendar years. The LTIP provides that upon a "change in control" (as defined in the LTIP) all restrictions on shares of restricted stock granted under the LTIP will lapse and all outstanding options under the LTIP will, for a period of 60 days, become immediately and fully exercisable. The value of any accelerated vesting is considered a parachute payment.

     As of January 1, 1995, the Corporation and the Bank also entered into change-in-control agreements with all First Senior Vice Presidents and Senior Vice Presidents who have at least three years of continuous service with the Bank. These agreements are similar to the change-in-control agreements entered into with the named Executive Officers except they provide a smaller lump sum payment and provide a cut-back in the promised payments and benefits to avoid the excise tax under the Code imposed on "excess parachute payments." Generally, First Senior Vice Presidents with six years or more of service are entitled to a lump sum payment equal to two years salary plus a pro rata bonus and continuation of medical, dental and life insurance benefits. The lump sum is reduced to one year of base salary and a pro rata bonus for officers with between three years and six years of service. Similarly, Senior Vice Presidents with six years or more of service are entitled to one year of base salary and a pro rata bonus, and the lump sum is six months and a pro rata bonus for Senior Vice Presidents with between three and six years of service.

     All change-in-control agreements are for fixed terms, but provide for automatic annual extensions unless the Corporation takes specific action to halt the renewal.

     As of July 7, 1995, the Corporation and Mr. Lipkin entered into a split dollar life insurance arrangement. Under the arrangement, the Corporation agreed to pay the annual premiums necessary to fund a $1,000,000 second-to-die life insurance policy on the lives of Mr. Lipkin and his wife. When the policy is fully paid, or from the death benefits thereunder, the Corporation will be repaid all of its premium payments made by it (without interest). In return, in an agreement as of that date, Mr. Lipkin waived all rights he has to group term policies under the Corporation's benefit policies or otherwise. The split dollar policy is anticipated to require annual premium payments by the Corporation of $25,250 for 11 years, although the amount and duration of the premiums depends on the dividends paid by the insurance company. The Corporation has also agreed that it will pay the premiums, regardless of whether Mr. Lipkin continues to be employed by the Corporation.

Director Compensation Arrangements

     The Corporation pays its directors a $7,500 annual retainer, plus fees of $500 per board meeting attended, $1,000 for each audit committee meeting and personnel and compensation committee meeting and $500 for each other committee meeting attended. Bank directors fees consist of: an annual retainer of $7,500, plus $500 for each meeting of the Board attended, $1000 for each executive committee meeting attended and $500 for each other committee meeting attended. Directors of the Corporation and the Bank who are salaried officers do not receive directors' fees or retainers. The Chairmen of the Personnel and Compensation Committee, the Nominating and Governance Committee, the Audit Committee, the Insurance Committee and the Community Development and Fair Lending Committee, currently Messrs. McEntee, Drukker, Rachesky, Vozza and Ms. Bronander, respectively, each receive an additional retainer of $5,000 per year.

     In November 1992, the Corporation instituted a retirement plan for eligible non-employee directors of the Corporation and/or the Bank with a minimum of 10 years of service. The plan provides for benefits which commence after the non-employee director has retired from the Board and reached the age of 65. The benefits terminate in 10 years or earlier upon death of the non-employee director. The annual benefit is a percentage of the annual Bank and Corporation retainer paid to the director at the time of retirement, as follows: after 5 years of service (25%), increasing 5% for each additional year of service to 100% after 20 years of service.

Section 16(a) Beneficial Ownership Reporting Compliance

     Due to an oversight, certain directors who purchased shares filed a Form 4 on an untimely basis for the number of times set forth in the parenthesis following each name: Messr. Rukin (2) and Vozza (1).

                 PERSONNEL AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The following report was prepared by the Personnel and Compensation Committee of the Corporation regarding executive compensation policy and its relation to the Corporation's performance.

COMPENSATION REVIEW PROCESS

     The Personnel and Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of independent outside directors, is responsible for establishing and overseeing policies governing annual and long-term compensation programs for officers named in the compensation tables shown above and other executive officers of the Corporation.

     The Committee uses an independent compensation consulting firm to assist in its deliberations. The Committee has sought the consultant's guidance in maintaining levels of executive compensation that are consistent with banks that are similarly situated in terms of business and labor market competition (the compensation peer group).

     With  this  outside,   independent  assistance,   the  Committee  evaluates
salaries, annual performance goals and awards under annual incentive plans and administers the LTIP.

     When the Committee's actions relate to officers who also are directors, the
Board  of   Directors   (exclusive   of  the   officer-directors)   reviews  the
recommendations of the Committee and approves final compensation arrangements.

COMPENSATION STRATEGY

     The objective of the Corporation's executive compensation program is to align compensation with business strategy and the continued enhancement of shareholder value through stock price growth and dividends.

     A total compensation approach to determining appropriate compensation levels for executive officers has been adopted by the Committee. Target total compensation levels (consisting of annual base salary, and annual and long-term incentive award opportunities, including stock options and restricted stock) are established at the beginning of each year. These targets take into consideration the Corporation's performance relative to its compensation peer group and total compensation opportunities for the peer group. Under this total compensation approach, an increasing amount of the executive total compensation mix is based on pay-for-performance targets and performance compared to peers.

     The organizations used for the purpose of developing compensation targets are based on labor market competition as well as business competition. These organizations may differ from the banking organizations included in the industry group used in the Performance Graph of stock growth and dividend reinvestments shown below.

     Target total compensation is determined through a statistical process that builds a model of peer group compensation relative to asset size and performance. The peer group modeling process provides an objective basis to identify those performance measures best related to compensation in the peer companies. These performance measures can vary from year to year based on the statistical results and may include earnings growth, return on assets and return on equity.

     The Corporation's size and performance results are factored into the peer group model to identify appropriate target total compensation opportunities for the Corporation's executives. As a result, when performance objectives are exceeded, executives have an opportunity to realize compensation above their target total compensation levels. When performance objectives are not met, the total compensation paid is lower than target.

     Specific compensation program components are discussed below.

BASE SALARY

     Base salary levels are determined each year, in part, by considering the labor market levels of compensation paid to executives of comparable banking organizations. Labor market values are established by the peer group banking organization modeling process described above and supplemented by the average results of an analysis of published compensation surveys of similar size organizations in the banking industry to reflect broader industry trends.

     The labor market values are used to create salary ranges. Individual executive salaries are determined relative to the ranges on the basis of a subjective assessment of each executive's contribution to the bank's success as well as the level of knowledge and experience each executive brings to the job.

ANNUAL INCENTIVE PLAN

     Consistent with the goals of continued financial strength and shareholder value creation for 1998, annual incentive awards were based on a combination of achieving or exceeding corporate objectives for return on average assets and return on average equity, and individual performance of participating officers.

     The annual incentive plan has minimum performance requirements, below which no bonuses may be awarded. Targets for minimum return on average equity and return on average assets before extraordinary items are determined each year at the beginning of the annual incentive plan year.

     Each year target annual incentive opportunities for executives are established using the data from the peer group, again, supplemented by the combined results of the analysis of published surveys of compensation in the banking industry and internal relationships. The Committee adopted a policy of setting target opportunities near the average of those available in the competitive market place. Target awards range up to 60% or more of base salary.

     Actual annual incentive awards are determined through a performance measurement process relative to achievement of the Corporation goals and individual performance objectives. Corporate performance can account for up to 75% of each participant's target award. Individual performance achievement measures are both objective (e.g., pre-determined goals) and subjective (e.g., Board assessment of the executive's leadership and management of resources). In addition, the Committee can, at its discretion, adjust individual awards by plus or minus 20%. As a result, actual awards can range from 0% to 115% of an executive's base salary depending on Corporation and individual performance.

LONG-TERM INCENTIVE PLAN

     Long-term incentive awards may be granted in the form of stock options (qualified incentive stock options or non-qualified stock options), stock appreciation rights and/or restricted stock. The purpose of these awards is to align executive long-term compensation opportunities with the realization of stock price growth and dividends for shareholders.

     The number of stock options and restricted stock awards are determined on an annual basis using the target long-term incentive award opportunity as a guide. This is initially the difference between the target total compensation opportunity and the sum of the executive's base salary and target annual incentive award opportunity. A combination of restricted stock and stock options are then awarded up to the target long-term incentive award opportunity on a subjective basis, taking into account the Corporation's performance, competitive practices, and individual performance. Previous stock option and restricted stock awards also may be considered by the Committee and the Board, at its discretion, in determining the number of stock option and restricted shares to be granted.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
AND OTHER NAMED EXECUTIVE OFFICERS

     In 1998, Mr. Lipkin was granted a 3.2% salary increase, bringing his base salary level to $480,000. This salary increase recognizes Mr. Lipkin's contribution to the Corporation's success, the level of knowledge and experience he brings to the job of Chairman and Chief Executive Officer, and the labor market levels of compensation paid to Chief Executive Officers of comparable banking organizations. Additionally, Mr. Lipkin led the Corporation in achieving annual objectives.

     Salary adjustment for the other named executive officers ranged from 4% to 15% of their base salaries and reflected certain realignment of duties and responsibilities as well as individual officer contributions to the growth of the Bank, experience and skill levels and the movement of salaries in competitive labor markets.

     The 1998 base salary levels were determined in accordance with the Corporation's policy as described in "Base Salary" above.

     In 1998, the Corporation's performance met targeted levels and approved goals. Mr. Lipkin contributed to this success by developing the Corporation management team, improving the Corporation's financial strength, broadening the product line and expanding market share. As a result of these contributions, Mr. Lipkin's annual incentive award was therefore 89% of his base salary.

     For the other named executive officers, the 1998 annual incentive awards averaged 49% of their 1998 salaries. These awards ranged from 39% to 77% for these individuals, reflecting differences in business unit results and organization level.

     The 1998 annual incentive awards were determined in accordance with the Corporation's policy as described in "Annual Incentive Plan" above.

     As part of the total compensation program, in 1998 Mr. Lipkin was awarded a stock option for 18,749 shares at $29.81 per share, the market value on the date of grant. 6,250 shares of this option grant were awarded with tandem Stock Appreciation Rights ("SARs") under which Mr. Lipkin has the choice of exercising the option shares for stock or exercising the SAR for cash, subject to approval of the Compensation Committee at the time of exercise. Mr. Lipkin also was awarded 6,250 shares of restricted Corporation common stock at $29.81 per share. The stock options become exercisable and the restricted stock becomes vested at the rate of 20% per year starting with the first anniversary from the date of grant. Mr. Lipkin's opportunity to receive value from the option awards is contingent on the growth of the Corporation's stock price over the vesting period of the awards.

     During 1998, other executive officers named in the compensation tables received qualified incentive stock option grants totaling 42,499 shares at an average grant price of $27.84 per share. One of these executives received a 4,125 tandem SAR. As a group, the other named executive officers received restricted stock awards totaling 13,375 shares at an average price at grant of $27.84 per share. All of these shares were granted at the market value on the date of grant. All of the factors relating to exercise of options and tandem SARs and the vesting of restricted stock noted above for Mr. Lipkin apply to these stock awards.

     The long-term incentive awards to executive officers in 1998 were made in accordance with the total target compensation approach described under
"Long-Term Incentive Plan" above. In addition, previous stock options and restricted stock awards were considered in making these awards.

DEDUCTIBILITY OF COMPENSATION

     As part of the 1993 Omnibus  Budget  Reconciliation  Act ("OBRA '93") under
Section 162(m) of the Code effective for taxable years beginning on or after January 1, 1994, companies are subject to limits on the deductibility of executive compensation. OBRA '93 limits deductible compensation for the active named executive officers to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation which has been approved by shareholders.

     Based on its 1999 salaries, annual incentive awards, stock option and restricted stock awards, the Corporation does not expect any of its active named executive officers to materially exceed the $1 million deductibility threshold during the 1999 taxable year.

     Detailed information related to the compensation of the five executive officers is shown in the compensation tables within this Proxy Statement.

                  Personnel and Compensation Committee Members:

                           Robert E. McEntee, Chairman
                               Andrew B. Abramson
                                Austin C. Drukker
                                 Graham O. Jones
                                  Gerald Korde
                                 Robert Rachesky
                                 Richard F. Tice

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made on January 1, 1994 in: (a) the Corporation's common stock:
(b) the Standard and Poor's ("S&P") 500 Stock Index: and (c) Keefe, Bruyette & Woods (KBW) Eastern Region Index of banking organizations. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

          INDEX OF TOTAL RETURNS: VALLEY NATIONAL, S&P 500, KBW EASTERN
                       JANUARY 1, 1994 - DECEMBER 31, 1998

--------------------------------------------------------------------------------
                         1/94     12/94      12/95   12/96     12/97       12/98
--------------------------------------------------------------------------------
Valley National Bancorp  100.0     130.3      131.7   147.2     243.5      225.7
--------------------------------------------------------------------------------
KBW Eastern Region       100.0      88.8      150.7   206.7     330.7      344.6
--------------------------------------------------------------------------------
S&P 500 Index            100.0     101.3      138.9   170.4     226.8      291.0
--------------------------------------------------------------------------------

               PERSONNEL AND COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

     All members of the Personnel and Compensation Committee have engaged in loan transactions with the Bank. Committee members include Messrs. McEntee (Chairman), Abramson, Drukker, G. Jones, Korde, Rachesky and Tice. All such loans were made in the ordinary course of business of the Bank. No other relationships required to be reported under the rules promulgated by the SEC exist with respect to members of the Corporation's Personnel and Compensation Committee.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Bank has made and, assuming continued compliance with generally applicable credit standards, expects to continue to make loans to its directors and executive officers and their associates. All of such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

     During 1998, Valley National Bank, and its predecessor, Wayne Savings Bank, F.S.B., paid for legal services to a law firm whose partner is Harold P. Cook, III, a director and shareholder of Wayne until its merger into the Bank and currently a director and shareholder of the Corporation. Wayne was merged into the Bank on October 16, 1998. In addition, during 1998, Valley National Bank paid for legal services to a law firm whose partner is Graham O. Jones, a director and shareholder of the Corporation.

Recommendation and Vote Required on Proposal 1

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 1. Directors will be elected by a plurality of the votes cast on Proposal 1, by proxy or in person, by holders of Common Stock.

              PROPOSAL 2 - APPROVAL OF THE VALLEY NATIONAL BANCORP
                       1999 LONG-TERM STOCK INCENTIVE PLAN

APPROVAL OF THE 1999 STOCK INCENTIVE PLAN

     The Board of Directors has approved for submission to the Corporation's shareholders the Valley National Bancorp 1999 Long-Term Stock Incentive Plan (the "1999 Stock Incentive Plan") as set forth in Exhibit A to this Proxy Statement. The full text of the 1999 Stock Incentive Plan is attached to this Proxy Statement as Exhibit A and the following description of the 1999 Stock
Incentive Plan is qualified in its entirety by reference to Exhibit A. The purposes of the 1999 Stock Incentive Plan are to provide additional incentive to officers and key employees of the Corporation and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their responsibilities, to attract and retain competent and dedicated individuals, and to align the interests of those officers and employees more closely with the interests of the Corporation's shareholders.

TYPES OF OPTIONS AND AWARDS

     The 1999 Stock Incentive Plan provides that the Committee may grant Eligible Employees Incentive Stock Options, Non-qualified Stock Options, Restricted Stock Awards and Stock Appreciation Rights. All options and awards to be granted under the 1999 Stock Incentive Plan are options for or awards relating to shares of the Corporation's common stock. "Incentive Options" to be granted under the 1999 Stock Incentive Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. "Non-qualified stock options" are those options, which when granted or due to subsequent disqualification, do not qualify as incentive stock options within the meaning of Section 422 of the Code.

SHARES SUBJECT TO THE 1999 STOCK INCENTIVE PLAN

     In approving the 1999 Stock Incentive Plan, the Board of Directors provided for the issuance under the 1999 Stock Incentive Plan of 2,500,000 shares of which not more than an aggregate of 250,000 shares may be issued or transferred pursuant to options and/or awards to any one Eligible Employee. Subject to the foregoing aggregate limitations, the maximum number of shares that may be issued or transferred pursuant to options or awards for Incentive Stock Options, Non-qualified Stock Options and Stock Appreciation Rights will be 2,000,000 and the maximum number of shares that may be issued or transferred pursuant to awards of Restricted Stock will be 500,000.

     The 1999 Stock Incentive Plan provides that the Committee shall conclusively determine the appropriate adjustments, if any, to the number of shares available and purchase price for stock options and awards in the case of a Change in Capitalization (as defined in the 1999 Stock Incentive Plan). Any such adjustment to shares subject to outstanding Incentive Stock Options will be made in a manner as not to constitute a modification as defined by Section 425(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 425 of the Code.

TERMINATION AND AMENDMENT

     The 1999 Stock Incentive Plan will terminate on the day preceding the tenth anniversary of its effective date. However, the Board of Directors has the right to terminate the 1999 Stock Incentive Plan at any time.

     The Board also has the right to amend the 1999 Stock Incentive Plan. However, without the approval of the Corporation's shareholders no amendment may be made to the 1999 Stock Incentive Plan if the amendment would, except as provided under the 1999 Stock Incentive Plan for a Changes in Capitalization,
(a) increase the maximum number of shares as to which options or awards may be granted under the 1999 Stock Incentive Plan, or (b) change the class of persons eligible to participate.

     The following amendments do not require Shareholder approval unless required by law or regulation to preserve the intended benefits of the 1999 Stock Incentive Plan to the Corporation or the participants: (a) change the minimum purchase price of shares pursuant to options or awards as provided in the 1999 Stock Incentive Plan, (b) extend the maximum period for granting options under the 1999 Stock Incentive Plan, or (c) otherwise materially increase the benefits accruing to Eligible Employees under the 1999 Stock Incentive Plan.

     The rights under any option or award granted before any amendment to the 1999 Stock Incentive Plan may not be adversely effected by such amendment, except with the consent of the optionee or grantee, as the case may be.

ADMINISTRATION

     The 1999 Stock Incentive Plan will be administered by a committee designated by the Board (the "Committee"). Each member of the Committee will be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act) and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee will constitute a quorum and a majority of a quorum may authorize any action. No failure to be so qualified will invalidate any option or award or any action or inaction under the 1999 Stock Incentive Plan.

     The Committee will have the power to identify each officer or key employee qualified to receive an option or award (an "Optionee" or "Grantee,"
respectively) and determine the number of shares subject to each option or award, the date of grant and the terms and conditions governing the option or award. The Committee will also be charged with the responsibility of interpreting the 1999 Stock Incentive Plan and making all administrative determinations.

ELIGIBILITY

     All officers and other key employees of the Corporation or its subsidiaries designated by the Committee will be eligible to receive options or awards under the 1999 Stock Incentive Plan ("Eligible Employees"), but no person may receive any options or awards unless he is an employee of the Corporation or a subsidiary at the time the option or award is granted.

TERMS AND CONDITIONS OF STOCK OPTIONS

     TERM

     All options to be granted under the 1999 Stock Incentive Plan will be for such term as the Committee determines, provided that (i) all Incentive Stock Options will not be exercisable after the expiration of ten years from the date granted, and (ii) all Non-qualified Stock Options will not be exercisable after the expiration of ten years and one day from the date granted. The Committee may, subsequent to the granting of any option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. The 1999 Stock Incentive Plan provides that any options which are intended to be Incentive Stock Options and are granted to an Optionee who owns more than 10% of Corporation common stock (a "Ten-Percent Shareholder") must have terms of five years or less.

     PURCHASE PRICE

     The 1999 Stock Incentive Plan provides that the purchase price shall be set forth in the grant agreement between the Eligible Employee and the Corporation. The purchase price per share under each Incentive Stock Option must not be less than 100% of the fair market value of a share at the time the option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and the purchase price per share under each Non-qualified Stock Option must not be less than 80% of the fair market value of a share at the time the option is granted. The 1999 Stock Incentive Plan defines "fair market value" on any date generally, as the last sale price reported on the New York Stock Exchange.

     The 1999 Stock Incentive Plan provides that the purchase price for shares purchased pursuant to the exercise of any option is payable in full at the time of exercise. The purchase price may be paid in cash, by check, or at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring shares to the Corporation.

     EXERCISE PERIOD

     The 1999 Stock Incentive Plan provides that if an Optionee's employment terminates by reason of death or disability, the right of the Optionee, his or her estate, beneficiary or representative to exercise any outstanding, vested options will terminate one year following such termination of employment and shall thereafter terminate. If the termination of employment is due to the Optionee's "Retirement" (as defined in the 1999 Stock Incentive Plan), the option will be exercisable for a period of 18 months following such termination of employment. If an Optionee's employment terminates by reason of dismissal for "Cause" (as defined in the 1999 Stock Incentive Plan) or is by the Optionee (other than due to the Optionee's Retirement) the right of the Optionee to exercise any outstanding, vested options will terminate on the date of such termination of employment. If an Optionee's employment terminates without cause, the option will be exercisable for a period of 90 days following termination of employment.

     Notwithstanding the foregoing, the Committee may provide, either at the time the option is granted or thereafter, that the option may be exercised after periods provided above, but in no event beyond the term of the option.

     Upon death or termination of employment due to disability or Retirement, all options become immediately and fully exercisable.

     CHANGE IN CONTROL PROVISIONS

     In the event of a Change in Control (as defined in the 1999 Stock Incentive
Plan), all options outstanding on the date of such a Change of Control shall become immediately and fully exercisable.

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

     TERM

     All Stock Appreciation Rights available for issuance under the 1999 Stock Incentive Plan will be for such term as the Committee determines. If granted in connection with an option, such Stock Appreciation Right will cover the same shares covered by the option (or such lesser number of shares as the Committee may determine) and, except as provided below, be subject to the same term as the related option.

     EXERCISE

     The 1999 Stock Incentive Plan provides that a Stock Appreciation Right granted in connection with an option is exercisable only at such time or times and to the extent that the related option is exercisable. If such Stock Appreciation Right is connected to an Incentive Stock Option it will be exercisable only if the fair market value of a share on the date of exercise exceeds the purchase price of the related Incentive Stock Option. The 1999 Stock Incentive Plan provides that a Stock Appreciation Right unrelated to an option will contain such terms and conditions as to exercisability, vesting and duration as the Committee will determine, but in no event shall they have a term of greater than ten years. Upon the death, disability, or Retirement of a Grantee, all Stock Appreciation Rights become immediately exercisable. Upon the Retirement of a Grantee, the Stock Appreciation Rights held by that Grantee will be exercisable for a period of 90 days following such termination of employment. Other exercise terms generally parallel those applicable to options.

     PAYMENT

     The 1999 Stock Incentive Plan provides that upon exercise of a Stock Appreciation Right related to an option the Grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such Stock Appreciation Right over the per share purchase price under the related option, by (B) the number of shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted. The 1999 Stock Incentive Plan provides that upon exercise of a Stock Appreciation Right unrelated to an option the Grantee will receive an amount determined by multiplying (A) the excess of fair market value of a share on the date of exercise of such Stock Appreciation Right over the per share fair market value of a share on the date of the grant of the Stock Appreciation Right, by (B) the number of shares as to which such Stock Appreciation Right is being exercised. The Committee has discretion to make such payments either solely in shares of the Corporation's Common Stock in a number determined at their fair market value on the date of exercise of the Stock Appreciation Right or in cash or in a combination of cash and shares.

     RESTRICTIONS

     The 1999 Stock Incentive Plan provides that no Stock Appreciation Right may be exercised before the date six months after the date it is granted, except in the event of death or disability of the Grantee before the expiration of the six-month period or in the event of a Change in Control.

     CHANGE IN CONTROL

     In the event of a Change in Control, subject to the Restrictions immediately above, all Stock Appreciation Rights shall become immediately and fully exercisable.

TERMS AND CONDITIONS OF RESTRICTED STOCK

     TERMS AND CONDITIONS

     The 1999 Stock Incentive Plan provides that upon granting a Restricted Stock Award an Agreement between the Grantee and the Corporation will set forth the restrictions, terms, and conditions of the award. Such Agreement may require that an appropriate legend be placed on share certificates. Upon the grant of the Restricted Stock, the shares will be issued in the name of the Grantee as soon as reasonably practicable after the purchase price, if any, is paid, and such shares will be deposited with the Escrow Agent pending termination of the restrictions which apply thereto. The 1999 Stock Incentive Plan provides that upon delivery of such shares to the Escrow Agent, the Grantee will have all rights of a shareholder with respect to the shares, including the right to vote and the right to receive all dividends paid or made with respect to the shares, unless the Committee, in its discretion, determines that such payment of dividends should be deferred.

     If a Grantee receives rights or warrants with respect to any shares which were awarded to him as Restricted Stock, such rights or warrants or any shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations provided by the 1999 Stock Incentive Plan.

     At the time of an Award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on shares of Restricted Stock by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such shares, in which case such dividends shall be paid over to the Grantee, or (ii) the forfeiture of such shares under Section 8(b) hereof, in which case such dividends shall be forfeited to the Company, and such dividends shall be held by the Company for the account of the Grantee until such time. In the event of such deferral, interest shall be credited on the amount of such dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

     RESTRICTIONS

     The 1999 Stock Incentive Plan provides that the restrictions upon the shares of Restricted Stock will lapse at the time or times and on the terms, conditions and satisfaction of performance criteria as the Committee determines as may be set forth in the Agreement. Such restrictions will only lapse if the Grantee on the date of the lapse is then and has continuously been an employee of the Corporation or a subsidiary from the date the award was granted. In the event of a Change in Control, all restrictions upon any shares of Restricted Stock lapse immediately and all such shares become fully vested in the Grantee. In the event of termination of employment as a result of death, disability or Retirement of a Grantee, all restrictions upon shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon shares of Restricted Stock awarded. When the restrictions lapse, the Corporation will deliver to the Grantee a certificate for the number of shares of common stock without any legend or restrictions (except those required by federal or state securities laws) equivalent to the number of shares of Restricted Stock for which the restrictions have terminated.

FEDERAL TAX CONSEQUENCES UNDER THE 1999 STOCK INCENTIVE PLAN

     The following is a summary of the Federal income tax consequences of transactions under the 1999 Stock Incentive Plan, based on Federal income tax laws in effect on January 1, 1999. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

     Pursuant to the 1999 Stock Incentive Plan, Eligible Employees may be granted the following benefits: incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock awards.

     Incentive Stock Options. No income is realized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are transferred to an optionee upon the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant of the option or within one year after the transfer of such shares to such optionee, then (1) upon the sale or exchange of such shares, any amount realized in excess of the option exercise price will be taxed to such optionee as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (2) no deduction will be allowed to the Corporation for Federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

     If common stock acquired upon the exercise of an incentive stock option is disposed of prior to two years after the grant date or one year after the exercise date, generally (1) the optionee will realize compensation (i.e., ordinary income) in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or if less, the amount realized on the disposition of such shares, if the shares are disposed of by sale or exchange) over the option exercise price paid for such shares, and (2) the Corporation will be entitled to deduct the amount of compensation income, which was taxed to the optionee for Federal income tax purposes, if it complies with applicable reporting requirements (the "reporting requirements") and if the amount represents an ordinary and necessary business expense of the Corporation (the "ordinary and necessary test"). Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Corporation. Different rules may apply if common stock is purchased by an optionee who is also an officer or more than 10% shareholder. See "Special Rules Applicable to Corporate Insiders," below.

     If an incentive stock option is exercised more than three months following the termination of employment, the exercise of the option will generally be taxed in the same manner as the exercise of a nonqualified stock option, except if the termination is due to the death or disability of the employee.

     Nonqualified Stock Options. Except as noted below, in the case of nonqualified stock options: (1) no income is realized by the optionee at the time the option is granted; (2) the optionee realizes ordinary income at exercise in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; (3) the Corporation is entitled to a Federal income tax deduction equal to the amount of income taxed to the optionee, subject to the Corporation's satisfaction of the reporting requirements and the ordinary and necessary test; and (4) upon disposition of the common stock acquired by exercise of the option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on the recipient's holding period of the shares. Different rules may apply if common stock is purchased by an optionee who is also an officer or more than 10% shareholder. See "Special Rules Applicable to Corporate Insiders," below.

     Stock Appreciation Rights. No income will be realized by a grantee in connection with the grant of a stock appreciation right. When the right is exercised, the grantee generally will be required to include in gross income as ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any shares of common stock received on the exercise. At the same time, the Corporation will be entitled to a deduction for Federal income tax purposes equal to the amount included in the grantee's gross income by reason of the exercise, subject to satisfaction of the reporting requirements and the ordinary and necessary test.

     Upon disposition of common stock acquired upon the exercise of a stock appreciation right, appreciation (or depreciation) occurring after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on the recipient's holding period of the shares. In addition, different income recognition rules may apply if common stock is received on exercise by a grantee who is also an officer or more than 10% shareholder. See "Special Rules Applicable to Corporate Insiders," below.

     Restricted Stock Awards. A recipient of restricted stock generally will not be subject to tax at the time the restricted stock is received, but it will be subject to tax at ordinary income rates on the excess of: 1) the fair market value of the restricted stock when the restricted stock is first either transferable or not subject to a substantial risk of forfeiture, over 2) the amount (if any) paid for the stock by the recipient. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will recognize taxable ordinary income in the year of receipt of the shares equal to the excess of the fair market value of such shares of restricted stock at the time of such transfer (determined without regard to the restrictions) over the purchase price (if any) of such restricted stock. Upon the subsequent sale or exchange of such stock, the recipient will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the amount paid for the stock, plus the amount included in gross income upon the transfer.

     If the restricted shares subject to a Section 83(b) election are forfeited before they are vested, the recipient may be entitled to a capital loss for Federal income tax purposes equal to the purchase price (if any) of the forfeited shares, but the recipient will not be entitled to a loss with respect to any income recognized as a result of the Section 83(b) election.

     With respect to the sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis of such shares will generally be based on the fair market value of such shares on such date. However, if the recipient timely elects to be taxed as of the date of the transfer of shares, the holding period commences on such date and the tax basis will be equal to the fair market value of the shares on such date (determined without regard to the restrictions). The recipient's employer generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient, subject to the reporting requirements and the ordinary and necessary test.

     Dividends on Restricted Stock. Dividends on restricted stock transferred to a participant in the 1999 Stock Incentive Plan which are paid prior to the time such stock becomes vested or transferable by the recipient will generally be treated as compensation which is taxable as ordinary income to the participant and will be deductible by the Corporation, subject to satisfaction of the reporting requirements and the ordinary and necessary test. However, if the recipient of restricted stock makes a timely Section 83(b) election with respect to the stock, dividends paid on such stock will be treated as dividend income which is taxable as ordinary income to the recipient, but will not be deductible by the Corporation.

     Special Rules Applicable to Corporate Insiders. Generally, individuals subject to Section 16(b) of the Exchange Act ("Insiders") are not taxed until six months after exercise of a nonqualified stock option, with the excess of the fair market value of the shares of common stock received upon exercise over the option purchase price, determined as of the end of the six-month period, being taxed as ordinary income, and the holding period for treating any gain (or loss) as long-term capital gain (or loss) beginning at the end of such period. (A similar rule applies with respect to shares received upon the exercise of stock appreciation rights.) However, an Insider who elects to be taxed under Section 83(b) of the Code should be taxed on the excess of the fair market value of the shares at the time of exercise over the option purchase price.

     Stock Swaps. The 1999 Stock Incentive Plan provides that, with the Corporation's permission, an optionee may transfer previously owned shares to the Corporation to satisfy the purchase price under an option (a "Stock Swap"). Generally, if an optionee utilizes previously owned shares to purchase shares upon the exercise of an incentive stock option, the optionee will not realize any gain upon the exchange of the old shares for the new shares and will carry over into the same number of new shares the basis and holding period for the old shares. If the optionee purchases more shares than the number of old shares surrendered in the Stock Swap, the incremental number of shares received in the Stock Swap will have a basis of zero and a holding period beginning on the date of the exercise of the incentive stock option. If, however, shares acquired through the exercise of an incentive stock option are used in a Stock Swap prior to the end of the statutory holding period applicable to the old shares, the Stock Swap will constitute a disqualifying disposition of the old shares, resulting in the immediate recognition of ordinary income (see "Incentive Stock Options," above).

     If a Stock Swap is used to exercise a nonqualified stock option, the use of old shares to pay the purchase price of an equal number of new shares generally will be tax-free to the optionee, and he will carry over into the new shares the basis and holding period of the old shares. However, if more shares are acquired than surrendered, the incremental shares received in the Stock Swap will generally be taxed as compensation income in an amount equal to their fair market value at the time of the Stock Swap. The Optionee's basis in those additional shares will be their fair market value taken into account in quantifying the Optionee's compensation income and the holding period for such shares will begin on the date of the Stock Swap.

     Capital Gains. Under current law, a taxpayer's net capital gain (i.e., the amount by which the taxpayer's net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum federal income tax rate of 20% if the shares have been held for more than 12 months. Ordinary income is subject to tax at rates as high as 39.6%. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

1999 STOCK INCENTIVE PLAN BENEFITS

     There were approximately 380 officers and 1,501 other employees of the Corporation and its Subsidiaries as of December 31, 1998. Because the Committee has full discretion to determine who is a key employee, there is no way to predict how many employees may ultimately receive awards or options under the 1999 Stock Incentive Plan or determine in advance the benefits or amounts that will be received in the future by or allocated to specific officers or employees, or groups thereof under the 1999 Stock Incentive Plan. No officers or other employees have received awards or will receive awards before the date of the Shareholder meeting.

Recommendation and Vote Required on Proposal 2

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2. Approval of the proposed 1999 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on Proposal 2, by proxy or in person, by the holders of Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG  LLP,  independent  public  accountants,  have  audited  the books and records of the Corporation since 1986. Selection of the Corporation's independent public accountants for the 1999 fiscal year will be made by the Board subsequent to the Annual Meeting.

     KPMG has advised the Corporation that one or more of its representatives will be present at the Annual Meeting of shareholders to make a statement if they so desire and to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     New Jersey corporate law requires that the notice of shareholders' meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus any substantive proposal, including shareholder proposals, must be referred to in the Corporation's notice of shareholders' meeting for such proposal to be properly considered at a meeting of the Corporation.

     Proposals of shareholders which are eligible under the rules of the SEC to be included in the Corporation's year 2000 proxy material must be received by the Secretary of the Corporation no later than November 3, 1999.

     If the Corporation changes its 2000 Annual Meeting date to a date more than 30 days from the date of its 1999 Annual Meeting, then the deadline referred to in the preceding paragraph will be changed to a reasonable time before the Corporation begins to print and mail its proxy materials. If the Corporation changes the date of its 2000 Annual Meeting in a manner that alters the deadline, the Corporation will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

     Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.


                                              By Order of the Board of Directors


                                              Gerald H. Lipkin
                                              Chairman, President and
                                              Chief Executive Officer

Wayne, New Jersey
March 1, 1999


     A copy of the Corporation's Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission will he furnished to any shareholder on written request addressed to Alan Eskow, Senior Vice President, Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey 07474.

                                                                       EXHIBIT A

                             VALLEY NATIONAL BANCORP
                       1999 LONG-TERM STOCK INCENTIVE PLAN
                     (Adopted by Directors January 19, 1999)

     1. Purpose. The purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company's business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards and Stock Appreciation Rights.

     2. Definitions. For purposes of this Plan:

          (a) "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

          (b) "Award" means a grant of Restricted Stock or Stock Appreciation Rights, or either or both of them.

          (c) "Bank" means Valley National Bank, a Subsidiary.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Cause" means the willful failure by an Optionee or Grantee to perform his duties with the Company or with any Subsidiary or the willful engaging in conduct which is injurious to the Company or any Subsidiary, monetarily or otherwise.

          (f) "Change in Capitalization" means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

          (g) "Change in Control" means any of the following events: (i) when the Company or a Subsidiary acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities (a "Control Person"), (ii) upon the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates), (iii) upon the approval by the Company's shareholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation which is approved by at least two-thirds of the Continuing Directors (as hereinafter defined) or the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (in either case, a "Non-Control Transaction")), (B) a sale or disposition of all or substantially all of the Company's assets or (C) a plan of liquidation or dissolution of the Company, (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (the
     "Continuing Directors") cease for any reason to constitute at least two-thirds thereof or, following a Non-Control Transaction, two-thirds of the board of directors of the surviving or resulting corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the surviving or resulting corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of the Bank if after such sale any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than the Company, an employee benefit plan established or maintained by the Company or a Subsidiary, or an affiliate of the Company or a Subsidiary, owns a majority of the Bank's common stock or (B) all or substantially all of the Bank's assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Company's then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law.

          (h) "Code" means the Internal Revenue Code of 1986, as amended.

          (i) "Committee" means a committee consisting solely of two (2) or more directors who are Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) of the Company and outside directors as defined pursuant to Section 162(m) of the Code (as it may be amended from time to time) appointed by the Board to administer the Plan and to perform the functions set forth herein. Directors appointed by the Board to the Committee shall have the authority to act notwithstanding the failure to be so qualified.

          (j) "Company" means Valley National Bancorp, a New Jersey corporation.

          (k) "Disability" means the condition which results when an individual has become permanently and totally disabled within the meaning of Section 105(d)(4) of the Code.

          (l) "Eligible Employee" means any officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

          (m) "Escrow Agent" means the escrow agent under the Escrow Agreement, designated by the Committee.

          (n) "Escrow Agreement" means an agreement between the Company, the Escrow Agent and a Grantee, in the form specified by the Committee, under which shares of Restricted Stock awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such shares expire and the shares are delivered to the Grantee or (b) the Company reacquires the shares pursuant hereto and the shares are delivered to the Company.

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (p) "Fair Market Value" means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that
     (A) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (C) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported.

          (q) "Grantee" means a person to whom an Award has been granted under the Plan.

          (r)  "Incentive  Stock  Option"  means an Option within the meaning of
     Section 422 of the Code.

          (s) "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

          (t) "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

          (u) "Optionee" means a person to whom an Option has been granted under the Plan.

          (v) "Parent" means any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

          (w) "Plan" means the Valley National Bancorp 1999 Long-Term Stock Incentive Plan as set forth in this instrument and as it may be amended from time to time.

          (x) "Restricted Stock" means Shares issued or transferred to an Eligible Employee which are subject to restrictions as provided in Section 8 hereof.

          (aa) "Retirement" means the retirement from active employment by the Company of an employee or officer but only if such person meets all of the following requirements: (i) he has a minimum combined total of years of service and age equal to eighty (80), (ii) he is age sixty-two (62) or older, and (iii) he provides six (6) months prior written notice to the Company of the retirement. An employee or officer who retires but fails to meet such conditions shall not be deemed to be within the definition of "Retirement" for any purpose under this Plan or any Award or Option granted thereunder.

          (ab) "Shares" means the common stock, no par value, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

          (ac) "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of shares of Common Stock as provided in Section 7 hereof.

          (ad) "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (ae) "Successor Corporation" means a corporation, or a parent or subsidiary thereof, which issues or assumes a stock option in a transaction to which Section 425(a) of the Code applies.

          (af) "Ten-Percent Shareholder" means an eligible Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

     3. Administration.

     (a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3 of the Exchange Act as it may be amended from time to time) and an outside director as defined pursuant to Section 162(m) of the Code as it may be amended from time to time. No failure to be so qualified shall invalidate any Option or Award or any action or inaction under the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

     Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

          (1) to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Options to be granted to each eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

          (2) to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of shares of Restricted Stock and/or Stock Appreciation Rights to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such shares or rights, the purchase price per share, if any, of Restricted Stock and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;

          (3) to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, the Optionees and the Grantees, as the case may be;

          (4) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee without constituting a termination of employment or service for purposes of the Plan; and

          (5) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4. Stock Subject to Plan.

     (a) The maximum number of Shares that may be issued or transferred pursuant to all Options and Awards under this Plan is 2,500,000 of which not more than 250,000 Shares may be issued or transferred pursuant to Options and/or Awards to any one Eligible Employee. Subject to the foregoing aggregate limitations, the maximum number of Shares (i) that may be issued or transferred pursuant to Options or Awards for Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights shall be 2,000,000 and (ii) that may be issued or transferred pursuant to Awards of Restricted Stock shall be 500,000. In each case, upon a Change in Capitalization after the adoption of this Plan by the Board on January 19, 1999, the Shares shall be adjusted to the number and kind of Shares of stock or other securities existing after such Change in Capitalization.

     The number of Shares set forth herein includes Shares awarded pursuant to all Options and Awards issued or transferred under this Plan prior to the date of the amendment to this section and the number of Shares takes into account all Changes in Capitalization prior to January 18, 1999.

     (b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the shares of Common Stock allocable to the unexercised portion of such Option may again be the subject of Options and Awards hereunder.

     (c) Whenever any Shares subject to an Award or Option are resold to the Company, or are forfeited for any reason pursuant to the terms of the Plan, such Shares may again be the subject of Options and Awards hereunder.

     5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards but no person shall receive any Options or Awards unless he is an employee of the Company or a Subsidiary at the time the Option or Award is granted.

     6. Stock Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Option Agreement shall be subject to the following conditions:

          (a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share at the time the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and under each Nonqualified Stock Option shall not be less than 80% of the Fair Market Value of a Share at the time the Option is granted.

          (b) Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

          (c) Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

          (d) Stock Options; Vesting. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. Unless otherwise provided in the Agreement, to the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Upon the death, Disability or Retirement of an Optionee, all Options shall become immediately exercisable. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Option or portion thereof at any time.

          (e) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option and the Agreement evidencing any related Stock Appreciation Right to the

     Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

          (f) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and
     (iii) the Optionee's name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

          (g) Termination of Employment. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

               (i) If the Optionee's termination of employment is due to his death or Disability, the Option shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate;

               (ii) If the Optionee's termination of employment is by the Company or a Subsidiary for Cause or is by the Optionee (other than due to the Optionee's Retirement), the Option shall terminate on the date of the Optionee's termination of employment;

               (iii) If the termination of employment is due to the Optionee's Retirement, the Option shall be exercisable (to the extent exercisable at the time of the Optionee's termination of employment due to retirement) for a period of 18 months following such termination of employment, and shall thereafter terminate. (An Optionee who exercises his or her Options more than 90 days after the termination of employment due to Retirement shall acknowledge that the Options so exercised will not be Incentive Stock Options.); and

               (iv) If the Optionee's termination of employment is for any other reason (including an Optionee's ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

     Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option.

          (h) Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

          (i) Substitution and Modification. Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Optionee's consent, except as provided for in this Plan or the Agreement.

     7. Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same shares covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

     (a) Time of Grant. A Stock Appreciation Right may be granted:

          (i) at any time if unrelated to an Option; or

          (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

     (b) Stock Appreciation Rights Related to an Option.

     (i) Payment. A Stock Appreciation Right granted in connection with an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(b)(iii).

     (ii) Exercise. Subject to Section 7(f), a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

     (iii) Amount Payable. Except as otherwise provided in Section 7(g), upon the exercise of Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

     (iv)  Treatment  of Related  Options  and Stock  Appreciation  Rights  Upon
Exercise. Except as provided in Section 7(b)(v), (A) upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised and (B) upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 6(h), the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised or surrendered.

     (v) Simultaneous Exercise of Stock Appreciation Right and Option. The Committee may provide, either at the time a Stock Appreciation Right is granted in connection with a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that, subject to Section 7(f), upon exercise of such Option or the surrender of the Option pursuant to Section 6(h), the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised or surrendered. In such event, the Grantee shall be entitled to receive the amount described in
Section 7(b)(iii) or 7(g) hereof, as the case may be (or some percentage of such amount if so provided in the Agreement evidencing the Stock Appreciation Right), in addition to the Shares acquired or cash received pursuant to the exercise or surrender of the Option. If a Stock Appreciation Right Agreement contains an automatic exercise provision described in this Section 7(b)(v) and the Option or any portion thereof to which it relates is exercised within six (6) months from the date the Stock Appreciation Right is granted, such automatic exercise provision shall not be effective with respect to that exercise of the Option. The inclusion in an Agreement evidencing a Stock Appreciation Right of a provision described in this Section 7(b)(v) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Agreement.

     (c) Stock Appreciation Rights Unrelated to an Option. The Committee may grant to Eligible Employees Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon the death, Disability or Retirement of a Grantee, all Stock Appreciation Rights shall become immediately exercisable. Upon the death or Disability of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate. Upon the Retirement of a Grantee, the Stock Appreciation Rights held by that Grantee shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate. Except as otherwise provided in Section 7(g), the amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(iii), except that "Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right" shall be substituted for "purchase price under the related Option."

     (d) Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

     (e) Form of Payment. Payment of the amount determined under Sections 7(b)(iii) or 7(c), may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. In the event that a Stock Appreciation Right is exercised within the sixty-day period following a Change in Control, any amount payable shall be solely in cash. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 7(b)(iii) or 7(c) to an officer of the Company or a Subsidiary who is subject to Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings.

     (f) Restrictions. No Stock Appreciation Right may be exercised before the date six (6) months after the date it is granted, except in the event that the death or Disability of the Grantee occurs before the expiration of the six-month period.

     (g) Effect of Change in Control. In the event of a Change in Control, subject to Section 7(f), all Stock Appreciation Rights shall become immediately and fully exercisable.

     8. Restricted Stock. The Committee may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

          (a) Rights of Grantee.

               (i) Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Agreement evidencing the Award, an Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock Award, together with the stock powers, shall be deposited with the Escrow Agent. Except as restricted by the terms of the Agreement, upon the delivery of the Shares to the Escrow Agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the shares and to receive, subject to Section 8(d), all dividends or other distributions paid or made with respect to the Shares.

               (ii) If a Grantee receives rights or warrants with respect to any Shares which were awarded to him as Restricted Stock, such rights or warrants or any Shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations provided by this Plan.

          (b) Non-Transferability. Until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

          (c) Lapse of Restrictions.

               (i)   Restrictions   upon  Shares  of  Restricted  Stock  awarded
          hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary from the date the Award was granted.

               (ii) In the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such Shares shall become fully vested in the Grantee thereof.

               (iii) In the event of termination of employment as a result of death, Disability or Retirement of a Grantee, all restrictions upon Shares of Restricted Stock awarded to such Grantee shall thereupon immediately lapse. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder.

          (d) Treatment of Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such dividends shall be paid over to the Grantee, or (ii) the forfeiture of such Shares under Section 8(b) hereof, in which case such dividends shall be forfeited to the Company, and such dividends shall be held by the Company for the account of the Grantee until such time. In the event of such deferral, interest shall be credited on the amount of such dividends held by the Company for the account of the Grantee from time to time at such rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

          (e) Delivery of Shares. When the restrictions imposed hereunder and in the Plan expire or have been cancelled with respect to one or more shares of Restricted Stock, the Company shall notify the Grantee and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Shares of Restricted Stock to the Company and upon receipt of such certificate the Company shall deliver to the Grantee (or such Grantee's legal representative, beneficiary or heir) a certificate for a number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of Shares of Restricted Stock for which restrictions have been cancelled or have expired. A new certificate covering Shares of Restricted Stock previously awarded to the Grantee which remain restricted shall be issued to the Grantee and held by the Escrow Agent and the Agreement, as it relates to such shares, shall remain in effect.

     9. Loans.

     (a) The Company or any Subsidiary may make loans to a Grantee or Optionee in connection with the purchase of Shares pursuant to an Award or in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Committee shall impose from time to time.

     (b) No loan made under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option or Award with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

     (c) No loan shall have an initial term exceeding ten (10) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one (1) year after termination of the Optionee's or Grantee's employment due to death, retirement or Disability, or (ii) the date of termination of the Optionee's or Grantee's employment for any reason other than death, retirement or Disability.

     (d) Loans under the Plan may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to the cash amount for which such Shares are transferred.

     (e) A loan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged shares no longer required as security may be released to the Optionee or Grantee.

     (f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

     10. Adjustment Upon Changes in Capitalization.

     (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares as to which Options or Awards have been granted under the Plan, and the purchase price therefor, if applicable.

     (b) Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 425(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 425 of the Code.

     (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock or securities (other than rights or warrants to purchase securities), such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

     11. Effect of Certain Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) the sale or disposition of all or substantially all of the Company's assets, provision shall be made in connection with such transaction for the assumption of the Plan and the Options or Awards theretofore granted under the Plan, or the substitution for such Options or Awards of new options or awards of the Successor Corporation, with appropriate adjustment as to the number and kind of shares and the purchase price for shares thereunder.

     12. Release of Financial Information. A copy of the Company's annual report to shareholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company's shareholders. Upon request the Company shall furnish to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act, since the end of the Company's prior fiscal year.

     13. Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Sections 10 and 11 hereof, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

          (a) increase the number of Shares as to which Options or Awards may be granted under the Plan; or

          (b) change the class of persons eligible to participate in the Plan.

     The following amendments shall not require Shareholder approval unless required by law or regulation to preserve the intended benefits of the Plan to the Company or the participants:

          (a) change the minimum purchase price of Shares pursuant to Options or Awards as provided herein;

          (b) extend the maximum period for granting or exercising Options provided herein; or

          (c) otherwise materially increase the benefits accruing to Eligible Employees under the Plan.

     Except as provided in Sections 10 and 11 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

     14. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     15. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to;

          (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

          (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

          (c) limit in any way the right of the Company to terminate the employment of any person at any time; or

          (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

     16. Regulations and Other Approvals; Governing Law.

     (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

     (b) The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code (each as amended from time to time) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith to the extent necessary. Any provisions inconsistent with such Rule or Section shall be inoperative but shall not affect the validity of the Plan or any grants thereunder.

     (c) Except as otherwise provided in Section 13, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

     (d) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions unacceptable to the Committee.

     (e) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

     17. Miscellaneous.

     (a) Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

     (b) Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Optionee or Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of
Section 425(c) of the Code and regulations promulgated thereunder, of any Share or

Shares issued to him or her pursuant to his or her exercise of the Incentive Stock Option within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Optionee pursuant to the exercise of such Option, he or she shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

     (c) Designation of Beneficiary. Each Optionee and Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Option or Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee fails effectively to designate a beneficiary, then his/her estate will be deemed to be the beneficiary.

     18. Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the votes cast at a meeting of shareholders at which a quorum is present to be held within twelve (12) months of such adoption. No Options or Awards shall vest hereunder unless such Shareholder approval is obtained.

                            VALLEY NATIONAL BANCORP

                                      PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                            Wednesday, April 7, 1999

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints ROBERT RACHESKY, ROBERT E. McENTEE and RICHARD F. TICE and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned's name at the Annual Meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Wednesday, April 7, 1999 at 3:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

     This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the election of the 19 nominees for director listed in the Proxy Statement and FOR the Valley National Bancorp 1999 Long-Term Stock Incentive Plan.

     Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

                                                              (see reverse side)

1.   ELECTION OF 19 DIRECTORS

     /_/ FOR the nominees listed below (except as marked to the contrary below):

     /_/  FOR ALL nominees except:  _______________________________________.
          (Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the above line.)

     /_/  WITHHOLD AUTHORITY to vote for all nominees listed below:

     Andrew B. Abramson, Pamela Bronander, Joseph Coccia, Jr., Harold P. Cook, III, Austin C. Drukker, Willard L. Hedden, Graham O. Jones, Walter H. Jones, III, Gerald Korde, Gerald H. Lipkin, Joleen Martin, Robert E. McEntee, Sam P. Pinyuh, Robert Rachesky, Barnett Rukin, Peter Southway, Richard F. Tice, Leonard Vorcheimer, Joseph L. Vozza.

2.   THE VALLEY NATIONAL BANCORP 1999 LONG-TERM STOCK INCENTIVE PLAN

     /_/  FOR the Valley National Bancorp 1999 Long-Term Stock Incentive Plan.

     /_/  AGAINST the Valley  National  Bancorp 1999 Long-Term  Stock  Incentive
          Plan.

     /_/ WITHHOLD AUTHORITY to vote for the Valley National Bancorp 1999 Long-Term Stock Incentive Plan.

3. In their discretion, upon such other matters as may properly come before the meeting.

                                                   Dated: ________________, 1999

                                                   ___________________________
                                                   Signature

                                                   ___________________________
                                                   Signature



                                                    (Please sign exactly as your
                                                     name appears.  When signing
                                                     as       an       executor,
                                                     administrator,    guardian,
                                                     trustee or attorney, please
                                                     give your title as such. If
                                                     signer  is  a  corporation,
                                                     please    sign   the   full
                                                     corporate  name and then an
                                                     authorized  officer  should
                                                     sign his name and print his
                                                     name and  title  below  his
                                                     signature.  If  the  shares
                                                     are held in joint name, all
                                                     joint owners should sign.)


                              PLEASE DATE, SIGN AND
                                 RETURN PROMPTLY